Exhibit 99.1
1800 N Route Z, Suite A
Columbia, MO 65202
(800) 338-9585
NASDAQ: AOUT

Contact:

Liz Sharp, VP, Investor Relations

lsharp@aob.com

(573) 303-4620

American Outdoor Brands Expands Lease Agreement,

Schedules Quarterly Financial Release and Conference Call

COLUMBIA, Missouri, February 1, 2023 – American Outdoor Brands, Inc. (NASDAQ Global Select: AOUT) (“AOB” or the “Company”), an industry leading provider of products and accessories for rugged outdoor enthusiasts, today announced it will expand the lease at its Columbia, Missouri headquarters and distribution center, effective as of January 1, 2024. The Company also announced that it plans to release its third quarter fiscal 2023 financial results on Thursday, March 9, 2023, after the close of the market. The full text of the press release will be available on the Company’s website at www.aob.com under the Investor Relations section.

AOB currently leases approximately 361,000 square feet, or 57% of the Columbia, Missouri headquarters and distribution facility. The agreement, which commences as of January 1, 2024, and ends November 26, 2038, will make AOB the sole tenant, providing the Company full occupancy and use of the building’s approximate 632,000 square feet of warehouse and office space and allowing for potential future building expansion. The Company believes that the incremental annual lease expense, net of tax and other incentives, will be approximately $1.3 million, which will be entirely offset by savings from recent facility consolidations and efficiencies gained in its distribution processes.

Brian Murphy, President and CEO of American Outdoor Brands, said, “Our ability to expand the existing lease and gain access to the entire Columbia facility provides us with a potential opportunity to enhance our operational efficiencies in the near-term by fine-tuning our floorplan and work processes to optimize the consolidations of acquisitions from Oregon, Texas, and Michigan that we have completed over the past six months.” At the same time, it should position us well for the future by providing us with capacity to grow, a benefit that aligns well with our long-term plans, which include organic growth and strategic acquisitions.”

Conference Call and Webcast

The Company will host a conference call and webcast on Thursday, March 9, 2023, to discuss its third quarter fiscal 2023 financial and operational results. Speakers on the conference call will include Brian Murphy, President and Chief Executive Officer, and Andy Fulmer, Chief Financial Officer. The conference call may include forward-looking statements. The conference call and webcast will begin at 5:00 p.m. Eastern Time (2:00 p.m. Pacific). Those interested in listening to the conference call via telephone may call directly at (833) 630-1956 and ask to join the American Outdoor Brands call. No RSVP is necessary. The conference call audio webcast can also be accessed live on the Company's website at www.aob.com, under the Investor Relations section.

1800 N Route Z, Suite A
Columbia, MO 65202
(800) 338-9585
NASDAQ: AOUT

About American Outdoor Brands, Inc.

American Outdoor Brands, Inc. (NASDAQ Global Select: AOUT) is an industry leading provider of outdoor products and accessories, including hunting, fishing, camping, shooting, outdoor cooking, and personal security and defense products, for rugged outdoor enthusiasts. The Company produces innovative, top quality products under its brands BOG®; BUBBA®; Caldwell®; Crimson Trace®; Frankford Arsenal®; Grilla Grills®; Hooyman®; Imperial®; LaserLyte®; Lockdown®; MEAT!; Old Timer®; Schrade®; Tipton®; Uncle Henry®; ust®; and Wheeler®. For more information about all the brands and products from American Outdoor Brands, Inc., visit www.aob.com.

Safe Harbor Statement

Certain statements contained in this press release may be deemed to be forward-looking statements under federal securities laws, and we intend that such forward-looking statements be subject to the safe harbor created thereby. All statements other than statements of historical facts contained or incorporated herein by reference in this press release, including statements regarding our future operating results, future financial position, business strategy, objectives, goals, plans, prospects, markets, and plans and objectives for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “targets,” “contemplates,” “projects,” “predicts,” “may,” “might,” “plan,” “would,” “should,” “could,” “may,” “can,” “potential,” “continue,” “objective,” or the negative of those terms, or similar expressions intended to identify forward-looking statements. However, not all forward-looking statements contain these identifying words. Specific forward-looking statements in this press release include our belief that the incremental annual lease expense, net of tax and other incentives, will be approximately $1.3 million, which will be entirely offset by savings from recent facility consolidations and efficiencies gained in its distribution processes; the expanded lease provides us with a potential opportunity to enhance our operational efficiencies in the near-term by fine tuning our floorplan and work processes to optimize the consolidations of acquisitions from Oregon, Texas, and Michigan that we have completed over the past six months; and that the expanded lease should position us well for the future by providing us with capacity to grow, a benefit that aligns well with our long-term growth plans. We caution that these statements are qualified by important risks, uncertainties, and other factors that could cause actual results to differ materially from those reflected by such forward-looking statements. Such factors include, among others, the effects of the COVID-19, pandemic, including potential disruptions in our ability to source the materials necessary for the production of our products, disruptions and delays in the manufacture of our products, and difficulties encountered by retailers and other components of the distribution channel for our products; economic, social, political, legislative, and regulatory factors; lawsuits and their effect on us; inventory levels, both internally and in the distribution channel, in excess of demand; natural disasters, pandemics, seasonality, news events, political events, and consumer tastes; future investments for capital expenditures; future products and product development; the features, quality, and performance of our products; the success of our strategies and marketing programs; our market share and factors that affect our market share; liquidity and anticipated cash needs and availability; the supply, availability, and costs of materials and components and related tariffs; our ability to maintain and enhance brand recognition and reputation; risks associated with the distribution of our products and overall availability of labor; and, other factors detailed from time to time in our reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended April 30, 2022. We do not have, and expressly disclaim, any obligation to release publicly any updates or changes in our expectations or any change in events, consolidations, or circumstances on which any forward-looking statements is made.